Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated April 14, 2008, relating to the consolidated financial statements of Z Trim Holdings, Inc. and subsidiaries, which appears in Z Trim Holding's Annual Report on Form 10-KSB for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



/s/ Blackman Kallick LLP
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Blackman Kallick LLP
Chicago, Illinois
May 20, 2008